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                                                                       EXHIBIT 5

                           [LECLAIR RYAN LETTERHEAD]

                                 August 9, 1999

Value America, Inc.
1550 Insurance Lane
Charlottesville, Virginia  22911

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about August 9, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,250,000 shares of your common stock, without par value per share (the "Stock"), subject to issuance by you upon the exercise of stock options granted by you under your 1997 Stock Incentive Plan (the "1997 Plan").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-1 (File Number 333-70961) filed with the Commission on January 21, 1999, as subsequently amended, together with the exhibits filed as a part thereof, including without limitation, the 1997 Plan and related stock option grant and exercise agreements;

     (2) your registration statement on Form 8-A (File Number 000-25689) filed with the Commission on April 1, 1999;

     (3) the Registration Statement, together with the exhibits filed as a part thereof;

     (4) the minutes of meetings and actions by written consent of the Compensation Committee and the Board of Directors that are contained in your minute books that are in our possession;

     (5) the stock records for you that you have provided to us (consisting of a list of stockholders and a list of option holders respecting shares of the Stock that was prepared by you and dated August 6, 1999); and

     (6) a Certificate of Secretary and Chief Financial Officer, dated August 9, 1999, relating to certain factual matters.

     We also confirmed the continued effectiveness of your registration under the Securities


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Exchange Act of 1934, as amended, by telephone call to the offices of the
Commission and your eligibility to use Form S-8.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We made no independent investigation or other attempt to verify the accuracy of any such information or to determine the existence or non-existence of any other factual matters. However, we have no actual knowledge of any facts that causes us reasonably to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in Virginia, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and Virginia.

     Based upon, subject to, and in all respects limited to the foregoing, it is our opinion that shares of the Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1997 Plan, and, when issued and sold in accordance with the 1997 Plan and stock option or purchase agreements to be entered into thereunder and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change thereafter.

     This opinion is intended solely for the your use as an exhibit to the Registration Statement and is not to be relied upon for any other purpose or furnished to or filed with any person or entity other than the commissioner.


                                       Very truly yours,

                                       LECLAIR RYAN, A Professional Corporation

                                       By  /s/  Gary D. LeClair
                                          ------------------------------
                                          Gary D. LeClair, Chairman


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